Exhibit 31.1

CERTIFICATION

I, Philip J. Myers, certify that:

1.	I have reviewed this annual report on Form 10-K/A for American Church Mortgage Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 25, 2019

By: /s/ Philip J. Myers

Chief Executive Officer

(Principal Executive Officer)